Exhibit 3.1
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                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION


                                   * * * * * *


General Mills, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That at a meeting of the Board of Directors of General Mills, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the corporation, declaring the amendment to be advisable and directing that the amendment be submitted to the stockholders of the corporation for approval in accordance with Section 242 of the General Corporation Law of the State of Delaware.

           SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the corporation was duly called and held upon notice duly given in accordance with Section 242 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

           THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           FOURTH: That the Restated Certificate of Incorporation of the corporation is hereby amended as follows:

           Article V of the Restated Certificate of Incorporation of the corporation is hereby deleted in its entirety and replaced with the following:

                "[Article V is hereby reserved]"

           FIFTH: This Certificate of Amendment of Restated Certificate of Incorporation shall be effective upon filing.


           IN WITNESS WHEREOF, General Mills, Inc., has caused this certificate to be signed by its Senior Vice President and attested by its Assistant Secretary as of the 31st day of October, 2001.

                                           GENERAL MILLS, INC.

ATTEST:

By: /s/ Elizabeth L. Wittenberg            By: /s/ Siri S. Marshall
   ------------------------------              ----------------------------
   Name:  Elizabeth L. Wittenberg              Name:  Siri S. Marshall
   Title: Assistant Secretary                  Title: Senior Vice President